Exhibit 10.9
QUANEX BUILDING PRODUCTS CORPORATION
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
<<Full Name>>
Grantee

Date of Award:	<< >>

Number of Shares:	<< >>
AWARD OF RESTRICTED STOCK
Quanex Building Products Corporation, a Delaware corporation (the “Company”), pursuant to the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Plan”), hereby awards to you, the above-named Grantee, effective as of the Date of Award set forth above (the “Date of Award”), that number of shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), set forth above as Restricted Stock on the following terms and conditions:
During the Restricted Period, the Shares of Restricted Stock will be evidenced by entries in the stock register of the Company reflecting that such Shares of Restricted Stock have been issued in your name. For purposes of this Agreement, the term “Restricted Period” means the period designated by the Company during which the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered.
The Shares that are awarded hereby to you as Restricted Stock shall be subject to the prohibitions and restrictions set forth herein with respect to the sale or other disposition of such Shares and the obligation to forfeit and surrender such Shares to the Company (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall lapse as to the Shares that are awarded hereby [on the third anniversary of the Date of Award provided that you do not cease to be a member of the Board of Directors of the Company (the “Board”) prior to such date.][in accordance with the following schedule provided that you do not cease to be a member of the Board of Directors of the Company (the “Board”) for any reason prior to the applicable lapse date:
(a)	on the first anniversary of the Date of Award, the Forfeiture Restrictions shall lapse as to one-third of the Shares subject to this Agreement; and
(b)
on each succeeding anniversary of the Date of Award, the Forfeiture Restrictions shall lapse as to an additional one-third of the Shares subject to this Agreement, so that on the third anniversary of the Date of Award the Forfeiture Restrictions shall lapse as to all of the Shares subject to this Agreement.]

If a Change in Control of the Company occurs or you cease to be a member of the Board before the third anniversary of the Date of Award, your rights to the Shares of Restricted Stock under this Agreement will be determined as provided in the Terms and Conditions of Director Restricted Stock Award Agreements as of the date of grant, in the form attached hereto as Exhibit A (the “Terms and Conditions”).
Non-Employee Director
Cliff Vesting
Graded Vesting

Except as provided in the Terms and Conditions, the Shares of Restricted Stock awarded hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution) to the extent then subject to the Forfeiture Restrictions. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company Group shall not be bound thereby. Further, the Shares awarded hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (a) the Company may refuse to cause the transfer of the Shares to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.
Upon the lapse of the Forfeiture Restrictions with respect to Shares awarded hereby such Shares shall be transferable by you (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable federal or state securities law).
The Shares that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.
Capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Plan or the Terms and Conditions.
In accepting the award of Shares of Restricted Stock set forth in this Agreement you accept and agree to be bound by all the terms and conditions of the Plan, this Agreement and the Terms and Conditions.

QUANEX BUILDING
PRODUCTS CORPORATION

Raymond Jean — Chief Executive Officer

Exhibit A
QUANEX BUILDING PRODUCTS CORPORATION
TERMS AND CONDITIONS
OF DIRECTOR
RESTRICTED STOCK AWARD AGREEMENTS
1.
TERMINATION OF MEMBERSHIP. The following provisions will apply in the event you cease to be a member of the Board of Directors of the Company (the “Board”) before the third anniversary of the Date of Award (the “Third Anniversary Date”) under the Restricted Stock Award Agreement awarded to you (the “Agreement”):

1.1 Termination Generally. Except as specified in Sections 1.2, 1.3 and 1.4 below, if you cease to be a member of the Board on or before the Third Anniversary Date, the Forfeiture Restrictions then applicable to the Shares of Restricted Stock shall not lapse and the number of Shares of Restricted Stock then subject to the Forfeiture Restrictions shall be forfeited to the Company on the date you cease to be a member of the Board.
1.2 Disability. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if you incur a Disability before the Third Anniversary Date and while an active member of the Board, all remaining Forfeiture Restrictions shall immediately lapse on the date you cease to be a member of the Board due to your incurring a Disability.
1.3 Death. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if you die before the Third Anniversary Date and while an active member of the Board, all remaining Forfeiture Restrictions shall immediately lapse on the date you cease to be a member of the Board due to death.
1.4 Change in Control of the Company. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if a Change in Control of the Company occurs before the Third Anniversary Date and while your are an active member of the Board, all remaining Forfeiture Restrictions shall immediately lapse on the date of the Change of Control.
2.
NONTRANSFERABILITY. Except as specified below Restricted Stock (the “Right”) granted to you under this Agreement (the “Holder”) shall not be transferable or assignable by you other than by will or the laws of descent and distribution, and, if applicable, shall be exercisable during the lifetime of the Holder only by you. You may transfer the Right to (a) a member or members of your immediate family, (b) a revocable living trust established exclusively for you or you and your spouse, (c) a trust under which your immediate family members are the only beneficiaries or (d) a partnership of which your immediate family members are the only partners. For this purpose, “immediate family” means your spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. Notwithstanding any other provision of this Agreement, such a transferee of the Right granted under this Agreement may exercise the Right during your lifetime. The assigned portion may only be exercised by the person who acquires a proprietary interest in the Right pursuant to the assignment by you. The terms applicable to the assigned portion shall be the same as those in effect for the Right immediately prior to such assignment and shall be set forth in such documents to be executed by the assignee as the Committee may deem appropriate. None of the Company, its employees or directors makes any representations or guarantees concerning the tax consequences associated with the inclusion of this provision in the Agreement, your transfer of the Right or, if applicable, the transferee’s exercise of the Right. It is your sole responsibility to seek advice from your own tax advisors concerning those tax consequences. You are entitled to rely upon only the tax advice of your owntax advisors.

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3.
CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the Shares of Restricted Stock shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to the Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

4.
RIGHTS REGARDING DISTRIBUTIONS MADE BY THE COMPANY DURING THE RESTRICTED PERIOD. During the Restricted Period, (a) any securities of the Company distributed by the Company in respect of the Shares of Restricted Stock will be evidenced by entries in the appropriate securities register of the Company reflecting that such securities of the Company, if any, have been issued in your name (the “Retained Company Securities”) and (b) any securities of any company other than the Company or any other property (other than regular cash dividends) distributed by the Company in respect of the Shares of Restricted Stock will be evidenced in your name by such certificates or in such other manner as the Company determines (the “Retained Other Securities and Property”) and shall bear a restrictive legend to the effect that ownership of such Retained Other Securities and Property and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan, the Agreement and these Terms and Conditions. The Retained Company Securities and the Retained Other Securities and Property (collectively, the “Retained Distributions”) shall be subject to the same restrictions, terms and conditions as are applicable to the Shares of Restricted Stock.

5.
RIGHTS WITH RESPECT TO SHARES OF RESTRICTED STOCK AND RETAINED DISTRIBUTIONS DURING RESTRICTED PERIOD. You shall have the right to vote the Shares of Restricted Stock awarded to you and to receive and retain all regular cash dividends (which will be paid currently and in no case later than the end of the calendar year in which the dividends are paid to the holders of the Common Stock or, if later, the 15th day of the third month following the date the dividends are paid to the holders of the Common Stock), and to exercise all other rights, powers and privileges of a holder of the Common Stock, with respect to such Shares of Restricted Stock, with the exception that (a) you shall not be entitled to have custody of such Shares of Restricted Stock until the Forfeiture Restrictions applicable thereto shall have lapsed, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Shares of Restricted Stock until such time, if ever, as the Forfeiture Restrictions applicable to the Shares of Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have lapsed, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) you may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Shares of Restricted Stock or any Retained Distributions during the Restricted Period. During the Restricted Period, the Company may, in its sole discretion, issue certificates for some or all of the Shares of Restricted Stock, in which case all such certificates shall be delivered to the Corporate Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Shares of Restricted Stock occurs or the Forfeiture Restrictions lapse. When requested by the Company, you shall execute such stock powers or other instruments of assignment as the Company requests relating to transfer to the Company of all or any portion of such Shares of Restricted Stock and any Retained Distributions that are forfeited in accordance with the Plan, the Agreement and these Terms and Conditions.

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6.
SECTION 83(B) ELECTION. You shall not exercise the election permitted under Section 83(b) of the Code with respect to the Shares of Restricted Stock without the written approval of the Chief Financial Officer or General Counsel of the Company.

7.
SECURITIES ACT LEGEND. If you are an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

8.
LIMIT OF LIABILITY. Under no circumstances will the Company or any Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan.

9.
MISCELLANEOUS. The Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any. In the event of a conflict between these Terms and Conditions and the Plan provisions, the Plan provisions will control. The term “you” and “your” refer to the Grantee named in the Agreement. Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan or the Agreement.

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